UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2022

MarineMax, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 727-531-1700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 8, 2022, MarineMax, Inc. (“MarineMax” or the “Company”) and its wholly-owned subsidiary, MarineMax East, Inc., a Delaware corporation (the “Buyer”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Island Marina Holdings LLC, a Delaware limited liability company, and Island Marinas Subsidiary Corp., a Delaware corporation (together, the “Sellers”), pursuant to which the Buyer agreed to purchase all of the outstanding membership interest units of Island Global Yachting LLC, a Delaware limited liability company, in exchange for $480 million in cash, subject to customary purchase price adjustments set forth in the Purchase Agreement, with an additional potential payment of up to $100 million in cash two years after closing, subject to the achievement of certain performance metrics set forth in the Purchase Agreement (the “Transaction”). Certain portions of the purchase price are being held in escrow. The Purchase Agreement contains representations, warranties, covenants, and conditions customary for transactions of this type.

The closing of the Transaction is subject to customary closing conditions, including the expiration or termination of applicable anti-trust waiting periods. MarineMax expects the Transaction to close in the first half of fiscal 2023, subject to the satisfaction of customary closing conditions. The Transaction will be financed through MarineMax’s recently completed expansion of its credit facilities (described below) and cash on hand.

This description of the Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement which is expected to be filed as exhibits to MarineMax’s Annual Report on Form 10-K for its fiscal year ended September 30, 2022.

On August 9, 2022, MarineMax issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

New Credit Facility

On August 8, 2022, the Company and its subsidiaries refinanced its existing Amended and Restated Loan and Security Agreement with Wells Fargo Commercial Distribution Finance, LLC , as agent, and the lenders party thereto, dated July 9, 2021, evidencing a $500 million floor plan facility (the “Existing Credit Facility”). The Company refinanced the Existing Credit Facility with a new facility (the “New Credit Facility”) pursuant to a Credit Agreement with Manufacturers and Traders Trust Company as Administrative Agent, Swingline Lender, and Issuing Bank, Wells Fargo Commercial Distribution Finance, LLC, as Floor Plan Agent, and the lenders party thereto (the “New Credit Agreement”). The New Credit Agreement, among other things, increases the size of the floor plan facility to $750 million and establishes a revolving credit facility in the maximum amount of $100 million (including a $20 million swingline facility and a $20 million letter of credit sublimit), a delayed draw term loan facility to finance the Transaction (as defined above) in the maximum amount of $400 million, and a $100 million delayed draw mortgage loan facility. The maturity of each of the facilities is August 2027. The interest rate is (a) for amounts outstanding under the floor plan facility, 3.45% above the one month secured term rate as administered by the CME Group Benchmark Administration Limited (CBA) (“SOFR”), (b) for amounts outstanding under the revolving credit facility or the term loan facility, a range of 1.50% to 2.0%, depending on the total net leverage ratio, above the one month, three month, or six month term SOFR rate, and (c) for amounts outstanding under the mortgage loan facility, 2.20% above the one month, three month, or six month term SOFR rate. The alternate base rate with a margin is available for amounts outstanding under the revolving credit, term, and mortgage loan facilities and the Euro Interbank Offered Rate plus a margin is available for borrowings in Euro or other currencies other than dollars under the revolving credit facility.

The New Credit Facility is secured by the Company’s personal property assets, including inventory and related accounts receivable. The mortgage loans will also be secured by the real estate pledged as collateral for such loans. Substantially all of the lenders under the New Credit Facility (or their affiliates) have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letters of credit and bank guarantee facilities, investment banking and trust services, and some may serve as a source of retail financing for the Company’s customers. In addition, some of the lenders under the New Credit Facility (or their affiliates) were also lenders under the Existing Credit Facility.

This description of the New Credit Facility is qualified in its entirety by reference to the complete terms and conditions of the New Credit Facility which is expected to be filed as an exhibit to MarineMax’s Annual Report on Form 10-K for its fiscal year ended September 30, 2022.

On August 9, 2022, MarineMax issued a press release announcing the New Credit Facility. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

To the extent that entering into the Amended Credit Facility constituted a termination of the Original Credit Facility, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the New Credit Facility is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On August 8, 2022, the Company posted an investor presentation dated August 9, 2022 on the Presentations & Events section of www. investor.marinemax.com. The investor presentation is furnished as Exhibit 99.3 to this Form 8-K and incorporated into this Item 7.01 by reference. The Company’s website is not intended to function as a hyperlink, and the information contained on such website is not a part of this Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.3, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.3, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated August 9, 2022.

99.2	Press release of MarineMax, Inc. dated August 9, 2022.

99.3	Investor Presentation of MarineMax, Inc., dated August 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

By:	/s/ Michael H. McLamb
Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer and Secretary

August 9, 2022